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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  /x/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/x/  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           PACIFIC SCIENTIFIC COMPANY
  ----------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

  ----------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4) Proposed maximum aggregate value of transaction:

          (5) Total fee paid:

/ /  Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          (2) Form, Schedule or Registration Statement No.:

          (3) Filing Party:

          (4) Date Filed:

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The information included herein is as it is expected to be if and when definitive revocation of consent materials are mailed to shareholders of the Company. This Revocation Solicitation Statement will be revised to reflect actual facts at the time of the filing of definitive materials. No GREEN revocation card will accompany these materials until definitive materials are distributed.

                 SUBJECT TO COMPLETION DATED DECEMBER 21, 1997

                       PRELIMINARY SOLICITATION MATERIALS

 REVOCATION SOLICITATION STATEMENT BY PACIFIC SCIENTIFIC COMPANY IN OPPOSITION
     TO THE SOLICITATION OF CONSENTS BY KOLLMORGEN CORPORATION TO DEMAND A
              SPECIAL MEETING OF PACIFIC SCIENTIFIC SHAREHOLDERS

     This revocation of consent solicitation statement (this 'Revocation Solicitation Statement') is being furnished to shareholders of Pacific Scientific Company, a California corporation (the 'Company'), by the Company in connection with the solicitation (the 'Company Solicitation') of revocations ('Revocations') of consents ('Consents') from the Company's shareholders previously given to Kollmorgen Corporation, a New York corporation ('Kollmorgen') in connection with the Kollmorgen Solicitation (as defined below). To further an unsolicited tender offer for shares of the Company's common stock, par value $1.00 per share (the 'Common Stock'), and the associated preferred stock purchase rights (the 'Rights'), Kollmorgen has commenced a solicitation of consents (the 'Kollmorgen Solicitation') to call a special meeting of the Company's shareholders (the 'Special Meeting') to act on certain proposals, as further described herein. The Company's Board of Directors (the 'Company Board') has considered and evaluated the Kollmorgen Offer (as defined below) and the Proposed Merger (as defined below) and the Kollmorgen Solicitation, has determined that the Kollmorgen Offer and the Proposed Merger are inadequate and not in the best interests of the Company or its shareholders and that the interests of the Company and its shareholders would be best served by the Company exploring strategic and other alternatives available to it to maximize shareholder value. The Company Board unanimously recommends that holders of shares of Common Stock DO NOT tender into the Kollmorgen Offer and DO NOT provide any consents to Kollmorgen pursuant to the Kollmorgen Solicitation. The Company has filed with the Securities and Exchange Commission (the 'SEC' or the 'Commission') a Solicitation/Recommendation Statement on Schedule 14D-9 (the 'Schedule 14D-9') with respect to the Kollmorgen Offer, a copy of which is provided herewith. SHAREHOLDERS ARE URGED TO READ THE SCHEDULE 14D-9 IN ITS ENTIRETY.

     AT THIS TIME THE COMPANY IS SOLICITING FROM YOU A REVOCATION OF ANY CONSENT TO CALL THE SPECIAL MEETING PREVIOUSLY GIVEN BY YOU. THE COMPANY AND THE COMPANY BOARD VIGOROUSLY OPPOSE THE KOLLMORGEN SOLICITATION AND URGE YOU NOT TO SIGN OR RETURN ANY WHITE FORM OF CONSENT SENT TO YOU BY KOLLMORGEN. IF YOU HAVE PREVIOUSLY SIGNED AND RETURNED ANY SUCH WHITE FORM OF CONSENT, YOU HAVE EVERY RIGHT TO CHANGE YOUR MIND AND REVOKE YOUR CONSENT BY SIGNING, DATING AND RETURNING THE ENCLOSED GREEN FORM OF REVOCATION. THE COMPANY URGES YOU TO COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED GREEN FORM OF REVOCATION AS SOON AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE PROVIDED. THE COMPANY IS NOT CURRENTLY SEEKING YOUR CONSENT OR PROXY WITH RESPECT TO ANY MERGER OR OTHER BUSINESS

COMBINATION, THE ELECTION OR REMOVAL OF ANY PERSON TO OR FROM THE COMPANY BOARD OR ANY OTHER MATTER.

     The first date this Revocation Solicitation Statement and GREEN Form of Revocation with respect thereto are being sent or given to shareholders is on or
about December   , 1997.

IF YOUR SHARES ARE HELD OF RECORD BY YOUR BANK OR BROKERAGE FIRM, ONLY THAT FIRM CAN EXECUTE YOUR REVOCATION OF CONSENT TO CALL THE SPECIAL MEETING. CALL YOUR BANK OR BROKER WITH YOUR INSTRUCTIONS TO EXECUTE YOUR REVOCATION.

If you have any questions or need any assistance in revoking a Consent you may have given to Kollmorgen or withdrawing your shares from the Kollmorgen Offer please contact MacKenzie Partners at (800) 322-2885 toll free.

KOLLMORGEN'S ACTIONS

     On December 15, 1997, Kollmorgen filed with the Commission a Tender Offer Statement on Schedule 14D-1 (the 'Schedule 14D-1') with respect to the Kollmorgen Offer and a Consent Solicitation Statement/Preliminary Prospectus (the 'Kollmorgen Consent Solicitation Statement') with respect to the Kollmorgen Solicitation. According to such documents, Kollmorgen is making the Kollmorgen Solicitation to call the Special Meeting, at which meeting Kollmorgen will ask the Company's shareholders to: (i) remove from office all members of the Company Board; (ii) fill the newly created vacancies on the Company Board by electing six persons nominated by Kollmorgen to the Company Board, who are expected to take such actions, subject to their fiduciary duties under applicable law, as may be necessary to consummate the Kollmorgen Offer and the Proposed Merger; and
(iii) repeal any and all provisions of the Bylaws of the Company that have not been duly filed by the Company with the Commission prior to August 11, 1997, including any and all amendments to the Bylaws of the Company adopted on or after December 15, 1997. Under applicable California law, holders of 10% of the outstanding shares of Common Stock must give their consent in order to call the Special Meeting. Pursuant to the California General Corporation Law (the 'CGCL'), the record date (the 'Record Date') for the determination of shareholders entitled to give consent to the call of the Special Meeting is the date on which the first such consent is properly given. A wholly owned subsidiary of Kollmorgen purported to deliver its written consent to the Company on December 15, 1997, thereby purporting to establish December 15, 1997 as the Record Date. Each outstanding share of Common Stock as of the Record Date will entitle the holder thereof to one vote by written consent. Under applicable law and the Company's Bylaws, the submission to the Company of effective and unrevoked Consents from the holders of 10% of the shares of Common Stock outstanding on the Record Date is required to call the Special Meeting. As of December 15, 1997, there were 12,428,757 shares of Common Stock issued and outstanding. As of December 15, 1997, Kollmorgen beneficially owned only 200 shares of Common Stock, representing less than 0.002% of the outstanding shares as of such date. Accordingly, Kollmorgen would require executed and unrevoked Consents from the holders of at least 1,242,676 shares of Common Stock in addition to the 200 shares of Common Stock beneficially owned by Kollmorgen in order to demand the Special Meeting.

     Kollmorgen and Torque Corporation ('Bidder'), a Delaware Corporation and

wholly owned subsidiary of Kollmorgen, have made the Kollmorgen Offer to purchase 6,347,241 shares of Common Stock (or such greater or lesser number of shares of Common Stock that, when added to the number of shares of Common Stock owned by Kollmorgen and Bidder, will constitute a majority of the Common Stock outstanding on a fully diluted basis) (the 'Minimum Number'), at a price of $20.50 per share, net to the seller in cash on the terms and subject to the conditions set forth in the Offer to Purchase, dated December 15, 1997, and in the related Letter of Transmittal (which together constitute the 'Kollmorgen Offer').

     According to the Schedule 14D-1, Kollmorgen is also seeking to negotiate with the Company a definitive merger agreement pursuant to which the Company would, as soon as practicable following consummation of the Kollmorgen Offer, consummate a merger or similar business combination with Kollmorgen, Bidder or another direct or indirect subsidiary of Kollmorgen (the 'Proposed Merger'). According to the Schedule 14D-1, in the Proposed Merger, each share of Common Stock then outstanding (other than shares held by the Company or any wholly owned subsidiary of the Company and shares of Common Stock owned by Kollmorgen, Bidder or any other direct or indirect wholly owned subsidiary of Kollmorgen and shares held by shareholders who properly exercised their appraisal rights) would be converted into the right to receive shares of common stock, par value $2.50 per share, of Kollmorgen ('Kollmorgen Common Stock'). The Schedule 14D-1 states that the exact number of shares of Kollmorgen Common Stock into which each share of Common Stock will be converted in the Proposed Merger will be determined by a formula based upon the price of Kollmorgen Common Stock during a fixed period prior to the time the Proposed Merger would be voted upon by the holders of Common Stock and having a nominal value of $20.50 per share of Common Stock, subject to a collar which could have the effect, should the price of the Kollmorgen Common Stock fall below a specified trading price, of rendering the immediate market value of the shares of Kollmorgen Common Stock which would be received in the Proposed Merger less than $20.50.

RECOMMENDATION OF THE COMPANY BOARD

     The Company Board has carefully considered the Kollmorgen Offer and the Proposed Merger, the Kollmorgen Solicitation, information filed by Kollmorgen with the SEC, information delivered to the Company by Kollmorgen, the Company's business, financial condition, results of operations, current business strategy and future prospects, recent and historical market prices for the Common Stock, strategic and other potential alternatives to the Kollmorgen Offer and the Proposed Merger, and other matters, including information presented by the Company's management, BancAmerica Robertson Stephens, the Company's financial advisor ('BARS'), and the Company's legal advisors, and the potential effects of the Special Meeting and the removal of the members of the Company Board and the election of Kollmorgen's director nominees on the Company, its shareholders, its employees and other constituents and its business operations. The Company Board has determined that the Kollmorgen Solicitation is contrary to the best interests of the Company and its shareholders, urges shareholders to oppose the Kollmorgen Solicitation and for those shareholders who have duly executed and delivered Consents to Kollmorgen to execute a GREEN Revocation in the form circulated herewith. Please refer to the Schedule 14D-9 that is provided herewith for a more complete discussion of the reasons for the Company's Board determination and the basis on which it was reached.

THE COMPANY BOARD HAS DETERMINED THAT THE KOLLMORGEN SOLICITATION IS CONTRARY TO THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS, VIGOROUSLY OPPOSES THE KOLLMORGEN SOLICITATION AND URGES YOU NOT TO SIGN OR RETURN ANY WHITE FORM OF CONSENT SENT TO YOU BY KOLLMORGEN. IF YOU HAVE PREVIOUSLY SIGNED AND RETURNED ANY SUCH WHITE FORM OF CONSENT, YOU HAVE EVERY RIGHT TO CHANGE YOUR MIND AND REVOKE YOUR CONSENT BY SIGNING, DATING AND RETURNING THE ENCLOSED GREEN FORM OF REVOCATION.

EFFECT OF EXECUTION AND DELIVERY OF REVOCATIONS

     The Company Board is soliciting Revocations IN OPPOSITION TO Kollmorgen's solicitation of Consents. By executing and returning the GREEN Form of Revocation, you will be revoking your consent to the call for the Special Meeting or, if you have not previously executed and returned a WHITE Form of Consent, you will be indicating your support for the Company Board.

     The Company Board urges you NOT to sign the WHITE Form of Consent sent to you by Kollmorgen. Whether or not you have previously executed a WHITE Form of Consent, the Company Board urges you to show your support for the Company by executing and dating the enclosed GREEN Form of Revocation and mailing it in the enclosed postage-paid envelope as soon as possible. The consent of any shares of Common Stock represented by a Form of Revocation that is returned properly signed will be revoked in accordance with the instructions indicated on the Form of Revocation.

REVOCATION

     Either a WHITE Consent or a GREEN Revocation may be revoked by filing with the Secretary of the Company a written notice of revocation. Such written revocation may be in any form, but must be signed and dated and must clearly express your intention to revoke your previously executed WHITE Consent or GREEN Revocation. Any written notice revoking a Consent should be sent to: Pacific Scientific Company, c/o MacKenzie Partners, Inc., 156 Fifth Avenue, New York, New York 10010. Your latest dated submission will supersede any earlier-dated Consent, Revocation or other written notice of revocation, except that a Revocation will be inoperative and of no effect if delivered after the date, if any, as of which it is determined that Kollmorgen effectively demanded a Special Meeting. A shareholder's revocation of a previously executed WHITE Consent will have the effect of opposing Kollmorgen's demand for the Special Meeting. Any Revocation will not affect any action taken by Kollmorgen pursuant to a Consent prior to such Revocation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The Company knows of no beneficial owners of more than five percent (5%) of the shares of Common Stock as of December 15, 1997. The Company has no other class of equity security outstanding.

     The following table sets forth information with respect to beneficial ownership as of December 15, 1997 by the Company's current directors, the Company's 'named executive officers' for 1996 fiscal year, the Company's chief executive officer, the Company's current executive officers whom the Company anticipates will be 'named executive officers' for the 1997 fiscal year and by all directors and current executive officers as a group, together with the percentage of the outstanding shares of Common Stock which such ownership represents. Unless otherwise indicated, the beneficial ownership consists of sole voting and investment power with respect to the shares indicated, except to the extent that authority is shared by spouses under applicable law.

                                  AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER       BENEFICIAL OWNERSHIP(1)(2)    PERCENT OF CLASS(3)
----------------------------   --------------------------    -------------------
Walter F. Beran.............               6,000                      *
Ralph O. Briscoe............              20,000                      *
Lester Hill.................              50,000                      *
Ralph D. Ketchum............              11,500                      *
William A. Preston..........              13,000                      *
Millard H. Pryor, Jr. ......               7,000                      *
David L. Schlotterbeck......                --                        *
Winston E. Hickman..........                --                        *
Richard V. Plat.............             262,278                     2.1%
William T. Fejes............               8,000                      *
Richard G. Knoblock.........              17,050                      *
Edgar S. Brower(5)..........             116,000                      *
Robert L. Day(6)............               3,100                      *
Ronald B. Nelson(7).........              30,250                      *
All Directors and Current
  Executive Officers as
  a Group (13 persons):.....             415,962                     3.3%

------------------
* Represents less than 1%.

(1) Information with respect to benefical ownership is based upon the Company's stock records and data supplied to the Company by the individuals.

(2) Includes certain shares which the following have the right to acquire within 60 days of December 15, 1997 through the exercise of stock options to purchase shares of Common Stock: Messrs. Beran, Briscoe, Ketchum, Preston and Pryor, 3,000 shares each; Mr. Hill, 50,000 shares; Mr. Plat, 103,000 shares; Mr. Fejes, 8,000 shares; Mr. Knoblock, 17,050 shares; Mr. Brower, 15,000 shares; Mr. Day, 1,800 shares; Mr. Nelson, 27,750 shares; and all directors and current executive officers as a group, 146,700 shares. In the event of a change of control (as defined in the relevant plan and related documents) of the Company, all outstanding options granted to employees shall vest and become immediately exercisable.

(5) Mr. Brower resigned as a director and officer on February 19, 1997.

(6) Mr. Day resigned from the Company on December 27, 1996.

(7) Mr. Nelson resigned from the Company in August 1997.

PARTICIPANTS IN THE REVOCATION SOLICITATION

     Revocations are being solicited by and on behalf of the Company. All expenses of the Company Solicitation, including the cost of preparing and mailing this Revocation Solicitation Statement, will be borne by the Company. In addition to solicitation by use of the mails, Revocations may be solicited by directors, certain officers, and employees of the Company in person or by telephone, telegram, advertisement, courier service, or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. In addition, the Company has

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retained MacKenzie Partners, Inc. ('MacKenzie') to assist in the solicitation of
Revocations. The Company has agreed that MacKenzie will be paid a fee not to
exceed $           , plus reimbursement for their reasonable out-of-pocket
expenses. The Company has also agreed to indemnify MacKenzie against certain liabilities and expenses, including certain liabilities and expenses under the federal securities laws. It is anticipated that MacKenzie will employ approximately 40 persons, respectively, to solicit shareholders.

     The Company has engaged BARS to act as its financial advisor in connection with Kollmorgen's unsolicited offer and related matters, including this solicitation. BARS may assist in the solicitation of Revocations. Information as to the terms of BARS' engagement is set forth in the Schedule 14D-9 provided herewith. BARS will not receive any fee for, or in connection with, any solicitation activities apart from the fees it is otherwise entitled to receive under its engagement. BARS does not admit or deny that any of its directors, officers or employees is a "participant" as defined in Schedule 14A promulgated by the Commission under the Securities Exchange Act of 1934, as amended, or that such Schedule 14A requires the disclosure of certain information concerning such persons. In the normal course of its business, BARS regularly buys and sells the Common Stock and other securities for its own account and for the accounts of its customers, which transactions may result from time to time in BARS and its associates having a net "long" or net "short" position in the Common Stock or other securities or option contracts or derivatives in or relating to the Company's securities. If BARS assists the Company in connection with the solicitation of Revocations, such activity will be carried out by a team of individuals consisting of officers and employees of BARS.

     The Company estimates that its total expenditures relating to the Company Solicitation (excluding costs representing salaries and wages of regular
employees and officers of the Company) will be approximately $           . The
Company to date has incurred estimated total expenses of approximately
$           .


     In addition to the members of the Company Board (which consists of Messrs. Beran, Briscoe, Hill, Ketchum, Preston and Pryor), Mr. David L. Schlotterbeck, President of the Company, and Mr. Winston E. Hickman, Senior Vice President and Chief Financial Officer of the Company, may solicit Revocations. The business address for each of the members of the Company Board and executive officers named above is, and the Company's executive offices are located at: 620 Newport Center Drive, Suite 700, Newport Beach, California 92660.

INTERESTS OF CERTAIN PERSONS

     Additional information as to certain interests of the Company Board and the Company's executive officers is set forth in the Schedule 14D-9 provided herewith.

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                           PACIFIC SCIENTIFIC COMPANY

                        REVOCATION OF CONSENT TO ACTION
                       OF SHAREHOLDERS WITHOUT A MEETING
               SOLICITED ON BEHALF OF PACIFIC SCIENTIFIC COMPANY.

    The undersigned shareholder, acting with regard to all shares of common stock, par value $1.00 per share, of Pacific Scientific Company entitled to vote and held by the undersigned, hereby REVOKES any previously executed consent requesting the demand for a special meeting of shareholders (the 'Special Meeting') described in the Consent Solicitation Statement of Kollmorgen Corporation and hereby confirms that the undersigned has the power to deliver a revocation of consent for the number of shares represented hereby. THE BOARD OF DIRECTORS OF PACIFIC SCIENTIFIC STRONGLY RECOMMENDS THAT YOU REVOKE ANY PREVIOUSLY EXECUTED CONSENT REQUESTING THE DEMAND FOR THE SPECIAL MEETING BY PROPERLY SIGNING, DATING AND RETURNING THIS FORM OF REVOCATION IN THE POSTAGE-PAID ENVELOPE PROVIDED.

    PLEASE SIGN THIS FORM OF REVOCATION EXACTLY AS YOUR NAME APPEARS HEREON. IF SIGNING AS ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN, OR TRUSTEE, PLEASE GIVE TITLE AS SUCH. IF A CORPORATION, THIS SIGNATURE SHOULD BE THAT OF AN AUTHORIZED OFFICER WHO SHOULD STATE HIS OR

                                     (Continued, and to be signed on other side)
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(Continued from other side)

HER TITLE. IF A PARTNERSHIP, SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. SIGNED BUT UNMARKED REVOCATIONS WILL BE DEEMED TO REVOKE ALL PREVIOUSLY GIVEN CONSENTS FOR THE NUMBER OF SHARES REPRESENTED HEREBY BY THE UNDERSIGNED.


                    _____________________________________
                                  SIGNATURE

                    _____________________________________
                         SIGNATURE (IF HELD JOINTLY)


                    Dated: ______________________ , 199__